Exhibit 10.02

MODIFICATION AND

FORBEARANCE AGREEMENT

        THIS MODIFICATION AND FORBEARANCE AGREEMENT (“Agreement”) is entered into as of March 19, 2002, by Multi-Link Telecommunications, Inc., a Colorado corporation (“MLTI”), Multi-Link Communications, Inc., a Colorado corporation (“MLCI”), VoiceLink, Inc., a Georgia corporation (“VoiceLink”), One Touch Communications, Inc., a Colorado corporation (“One Touch”), and Westburg Media Capital, L.P., a Washington limited partnership (“Lender”). MLTI and MLCI are referred to herein collectively as “Borrower”; and MLTI, MLCI, VoiceLink and One Touch are referred to herein collectively as “Co-Debtors”.

RECITALS

        A. Borrower and Lender are parties to that certain Borrowing Agreement dated as of September 25, 1998, as amended by that certain Amendment to Borrowing Agreement dated as of April 15, 1999 and that certain Second Amended Borrowing Agreement dated as of November 17, 1999 (as amended, the “Borrowing Agreement”).

        B. Amounts payable by Borrower to Lender pursuant to the Borrowing Agreement are evidenced by that certain Second Amended Promissory Note, dated November 17, 1999, payable by Borrower to Lender (the “Note”).

        C. The obligation of Borrower to repay the Note is secured by and pursuant to, among other things, that certain Security Agreement dated as of September 25, 1998 by Borrower for the benefit of Lender (the “Original Security Agreement”), which has been replaced and superceded by that certain Replacement Security Agreement of even date herewith executed and delivered by Co-Debtors concurrently with execution and delivery of this Agreement (the “Replacement Security Agreement”).

        D. Borrower has violated certain covenants under the Borrowing Agreement and is currently in default under the Borrowing Agreement. Borrower has requested Lender, and Lender has agreed, to forbear from exercising the rights and remedies of Lender under the Loan Documents as a consequence of such defaults, as provided in and subject to the terms and conditions of this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual provisions set forth below, the parties agree as follows:

                 1. Definitions. Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Borrowing Agreement, Replacement Security Agreement and the other Loan Documents.

                 2. Modifications. In consideration of Lender's financial accommodations contained herein, the Loan Documents are hereby amended and modified as follows:

                         (a) Paragraph 5 of the Note is hereby amended by changing "October 31, 2003" to “July 31, 2002.” All references in the Loan Documents to the maturity date of the Note shall hereafter mean July 31, 2002.

                          (b) The Security Agreement has been replaced and superceded by the Replacement Security Agreement. All references in the Loan Documents to the Security Agreement shall hereafter refer to the Replacement Security Agreement.

                 3. Status of Loan. Borrower acknowledges and agrees that (a) the Loan is in default as set forth in a Borrower’s compliance certificate executed and delivered concurrently herewith; (b) regardless of whether Borrower performs its obligations under this Agreement, Lender has no obligation, under the Borrowing Agreement or otherwise, to advance additional funds to Borrower or otherwise to extend credit to Borrower, (c) as of the date of this Agreement, the unpaid principal balance of the Loan (exclusive of interest, costs of collection and any other sums for which Borrower may be obligated) is $2,038,893.35, and (d) such outstanding principal balance of the Loan shall bear interest at the Default Rate (as specified in the Note) from March 16, 2002 until repaid.

                 4. Forbearance by Lender. In consideration of the grant of the additional security interests referred to in Section 7 hereof, from the date hereof through July 31, 2002, and so long as no further Event of Default (as defined herein) has occurred, Lender shall not exercise any right or remedy under any of the Loan Documents against any Co-Debtor or any property of any Co-Debtor or take any action to collect the Loan. Upon the occurrence of any Event of Default (as defined herein), Lender shall be relieved of its obligation to forbear from exercising any such rights or remedies, and may at any time thereafter exercise any right or remedy provided for in this Agreement or in any document executed pursuant to the Borrowing Agreement.

                 5. Events of Default. It shall be deemed an Event of Default, as that term is defined in the Borrowing Agreement, after Notice and the expiration of the applicable Cure Period, if Borrower fails to perform timely any of its obligations under this Agreement or the Note or if Borrower fails to comply with any term or condition of the Borrowing Agreement not set forth in Borrower’s compliance certificate executed and delivered concurrently herewith;

                 6. Cooperation Upon Default. Upon the occurrence of any Event of Default (as defined herein), Borrower shall cooperate, in all ways reasonably requested by Lender, with Lender's efforts to realize upon the Collateral.

                 7. Grant of Security Interest. As additional security for the Loan and the financial accommodations provided by Lender herein, Borrower has pledged to the Lender, and granted to Lender a security interest in, all of the outstanding shares of capital stock of VoiceLink and One Touch, and VoiceLink and One Touch have granted to Lender a security interest in all of the assets of each of VoiceLink and One Touch. Such additional collateral has been pledged to secure the Loan pursuant to the terms of a Pledge Agreement and the Replacement Security Agreement executed concurrently herewith. The Pledge Agreement and Replacement Security Agreement shall be deemed a Loan Document, as that term is defined in the Borrowing Agreement. All references to the Security Agreement in the Loan Documents shall be deemed to refer to the Replacement Security Agreement and the Pledge Agreement shall be included in the definition of Pledge Agreements in the Borrowing Agreement. The Borrower, VoiceLink and One Touch shall do such further acts and execute such further documents or instruments as may be reasonably requested by Lender to create, maintain and perfect a security interest in favor of the Lender in all property now or hereafter constituting Collateral and to enable Lender to exercise and enforce its rights and remedies hereunder and under applicable law with respect to the Collateral.

                 8. Sale of MLCI, VoiceLink and One Touch. Unless otherwise agreed by Lender, Borrower shall deliver or cause to be delivered the net proceeds from any sale of the assets of MLTI, MLCI, VoiceLink or One Touch that constitute Collateral to Lender. So long as no Event of Default exists, the net proceeds from the sale of any assets of Borrower or its subsidiaries that do not constitute Collateral may be used by such subsidiaries or Borrower as working capital. The term “net proceeds” as used in this Section 8 shall mean total purchase price of the assets less ordinary and customary closing costs. Amounts delivered under this Section 8 shall be applied by Lender to: (i) outstanding fees and costs incurred by Lender as a consequence of Borrower’s default under the Loan Documents; and (ii) amounts due and owing on the Loan Documents.

        The phrase “acceptable to Lender” as used in this Section 8 shall mean acceptable to Lender in its sole and absolute discretion.

                 9. No Distributions or Further Borrowings. MLCI, VoiceLink and One Touch agree to refrain from making any dividends, distributions, contributions, loans or advances to any person or entity (other than to or among Borrower and its subsidiaries) or to guaranty or incur any indebtedness (other than trade payables made in the ordinary course of business and amounts advanced and/or repaid between or among the Borrower and its subsidiaries) without the express written consent of Lender.

                 10. No Objection to Stay Relief. Borrower represents and acknowledges that financial accommodation and forbearance provided under this Agreement are the equivalent of a Chapter 11 reorganization under the Bankruptcy Code, that in the event Lender pursues its remedies after the occurrence of an Event of Default under this Agreement Lender’s interest in the Collateral would not be adequately protected, Borrower has no equity in the Collateral and the Collateral is not necessary for an effective reorganization because no further reorganization is possible and any attempt at such further reorganization would be followed by liquidation. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained in this Agreement, and for other good and valuable consideration including the forbearance of Lender from exercising its rights and remedies otherwise available to it, the receipt and sufficiency of which are hereby acknowledged, in the event Borrower shall (a) file with any bankruptcy court of any competent jurisdiction or be the subject of any petition under the Bankruptcy Code, (b) be the subject of any order of relief issued under the Bankruptcy Code, (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (e) be the subject of any other order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future federal or state law or law relating to bankruptcy, insolvency, or relief for debtors, then, Lender shall thereupon be entitled and Borrower irrevocably consents to relief from any stay imposed by Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in this Agreement and the Loan Documents, and as otherwise provided by law and in equity, and Borrower hereby irrevocably waives its rights to object to such relief.

                 11. Notices. Any notice required or permitted to be given VoiceLink or One Touch shall be given care of Borrower as set forth in the Borrowing Agreement.

                 12. Ratification of Loan Documents. Subject to the provisions of this Agreement, Borrower hereby ratifies each document executed or delivered by it to evidence or secure the Loan, and confirms that each such document remains unmodified and in full force and effect in accordance with its terms.

                 13. Entire Agreement; No Waiver. This Agreement is the final and complete expression of the parties’ agreement with respect the matters dealt with herein, and supersedes all previous negotiations, understandings and agreements in principle, whether written or oral. This Agreement may not be modified except by a written document signed by each party, and no waiver of any provision of this agreement shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver. To the extent there is any conflict between the terms and provisions of this Agreement and any other Loan Documents, the terms and provisions of this Agreement shall control.

                 14. Successors and Assigns. Subject to the restrictions on assignment contained in the Loan Agreement, this Agreement shall bind and benefit the parties and their respective successors and permitted assigns.

                 15. Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of Washington.

                 Signed and delivered as of the date first mentioned above.

BORROWER / CO-DEBTORS:

MULTI-LINK TELECOMMUNICATIONS, INC., a
Colorado corporation

By /s/ Nigel Alexander
       Nigel Alexander, CEO

MULTI-LINK COMMUNICATIONS, INC., a
Colorado corporation

By /s/ Nigel Alexander
       Nigel Alexander, CEO

VOICELINK, INC., a Georgia corporation

By /s/ Nigel Alexander
       Nigel Alexander, CEO

ONE TOUCH COMMUNICATIONS, INC., a
Colorado corporation

By /s/ Nigel Alexander
       Nigel Alexander, CEO

LENDER:

WESTBURG MEDIA CAPITAL, L.P.,
Acting by and through its general partner
Westburg Media Capital, Inc.

By /s/ John H. Weller
John H. Weller, its duly authorized officer